Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the StarTek, Inc. 2008 Equity Incentive Plan of our report dated March 7, 2014, with respect to the consolidated financial statements of StarTek, Inc. for the year ended December 31, 2013 included in the Annual Report (Form 10-K) of StarTek, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Denver, Colorado
August 9, 2016